Exhibit 99.1

                   BioTime Announces Third Quarter Results

     *  Total Revenues Increase by 55% During the Third Quarter

     * 52% Increase in Royalty Revenue Recorded on Hextend Sales for the Third Quarter

     * Company Continues to Make Progress in Efforts for International Expansion of Hextend

    BERKELEY, Calif., Nov. 16 /PRNewswire-FirstCall/ -- BioTime, Inc.
(Amex: BTX) today announced financial results for the third quarter ended September 30, 2004.
    Royalty revenues from Hextend(R) product sales by Hospira, Inc. increased 52% to $145,208 for the third quarter of 2004, from $95,807 during the same period last year. BioTime's total quarterly revenue increased by 55% to $170,381 for the third quarter of 2004, from $109,870 for the same period last year.
    The Company recognizes royalty revenues in the quarter in which the sales report is received, rather than the quarter in which the sales took place. Therefore, revenues for the three months ended September 30, 2004 included royalties on sales made by Hospira during the three months ended June 30, 2004.
    In November 2004, BioTime received $147,148 in royalties from Hospira based on Hextend sales during the three months ended September 30, 2004. This revenue will be reflected in the Company's financial statements for the fourth quarter ending December 31, 2004. Royalties increased 48% from the $99,674 received during the same period last year. Hospira sales of Hextend to hospitals continued to improve during the three months ended September 30, 2004 and we achieved the highest quarterly total in the history of our Company. This was offset by fewer sales to the U.S. Armed Forces, resulting in modest third quarter sequential growth. Although Hextend is the preferred resuscitation fluid of the U.S. Special Operations Command, the military's purchase of Hextend in intermittent, large volume orders, makes sales to them difficult to predict in subsequent quarters. During the same period last year, BioTime received $238,571 in total revenues from Abbott Laboratories, Hospira's former parent, which included $138,897 due at that time to preserve certain rights under their license, and $99,674 in royalties described above.
    Research and development expenses for the third quarter of 2004 totaled $305,626, compared to $239,760 for the third quarter of 2003. The increase was primarily attributable to an increase in fees paid to scientific consultants and an increase in salaries allocated to research and development. General and administrative expenses for the third quarter of 2004 totaled $280,712, compared to $227,432 for the same period last year. The increase in general and administrative expenses is chiefly attributable to an increase in legal fees, general and administrative salaries, and investor relations expenses.
    For the three months ended September 30, 2004, BioTime generated a total of $13,415 of net interest and other income with no offsetting interest expense, compared to net interest and other income of $1,007,945 during the same period last year, then offset by an interest expense of $288,603. The difference is due to the fact that the Company has paid off its debenture debt and is no longer incurring the associated interest expense. Also, $1,000,000 of the interest and other income generated in 2003 was attributable to proceeds from a key man life insurance policy collected after the death of former Chairman and CEO, Paul Segall.
    BioTime reported a net loss of $(452,060), or $(0.03) per basic and diluted share, for the three months ended September 30, 2004, compared to net income of $362,020, or $0.03 per basic and diluted share, for the three months ended September 30, 2003. The 2003 results reflected the collection of the life insurance payment included in interest and other income.
    Cash and cash equivalents totaled $1,568,845 at September 30, 2004, compared with $717,184 at December 31, 2003. Total shareholders' equity was $880,129 at September 30, 2004, compared with total shareholders' deficit of $(2,430,551) at December 31, 2003. As of September 30, 2004, the Company had no long-term debt.
    "The third quarter's results once again confirm the strong operating momentum BioTime is generating -- especially with respect to sales of Hextend," said Judith Segall, BioTime Vice President of Operations, Office of the President. "Another promising development for BioTime is the excellent progress we're making in the global expansion of Hextend. As we announced last quarter, our South Korean partner, CJ Corp., is expected to be the first to distribute Hextend beyond North America with an anticipated market launch early next year."

    About BioTime, Inc.
    BioTime, headquartered in Berkeley, California develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, organ preservation solutions and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product Hextend(R) is manufactured and distributed in the U.S. and Canada by Hospira, Inc. under an exclusive licensing agreement. Information about BioTime can be found on the web at www.biotimeinc.com.

    Forward Looking Statements
    The matters discussed in this press release include forward-looking statements which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated. Such risks and uncertainties include but are not limited to the results of clinical trials of BioTime products; the ability of BioTime and its licensees to obtain additional FDA and foreign regulatory approval to market BioTime products; competition from products manufactured and sold or being developed by other companies; and the price of and demand for BioTime products. Other risk factors are discussed in BioTime's Annual Report on Form 10-K filed with the Securities and Exchange Commission.


                                BIOTIME, INC.
                          (A Development Stage Company)
                             CONDENSED BALANCE SHEETS

                                                  September 30,  December 31,
                                                       2004          2003
                                                   (Unaudited)
    ASSETS
    CURRENT ASSETS
    Cash and cash equivalents                      $1,568,845      $717,184
    Accounts receivable                                $5,800            --
    Prepaid expenses and other current assets          26,817       289,865
    Total current assets                            1,601,462     1,007,049

    EQUIPMENT, net of accumulated depreciation
     of $562,885 and $532,663, respectively            18,224        48,446
    DEPOSITS AND OTHER ASSETS                          16,050        16,050
    TOTAL ASSETS                                   $1,635,736    $1,071,545


    LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

    CURRENT LIABILITIES
    Accounts payable and accrued liabilities         $131,093      $408,891
    Current portion of debentures, net of
     discount of $664,608 at December 31                   --     2,685,392
    Total current liabilities                         131,093     3,094,283

    DEFERRED LICENSE REVENUE                          624,514       407,813

    COMMITMENTS                                            --            --

    SHAREHOLDERS' EQUITY (DEFICIT):
    Preferred shares, no par value, undesignated
     as to Series, authorized 1,000,000 shares;
     none outstanding                                      --            --
    Common shares, no par value, authorized
     40,000,000 shares; issued and outstanding
     shares; 17,811,450 and 13,654,949,
     respectively                                  38,705,502    32,857,552
    Contributed capital                                93,972        93,972
    Deficit accumulated during development stage  (37,919,345)  (35,382,075)
    Total shareholders' equity (deficit)              880,129    (2,430,551)
    TOTAL LIABILITIES AND SHAREHOLDERS'
     EQUITY (DEFICIT)                              $1,635,736    $1,071,545



                                BIOTIME, INC.
                          (A Development Stage Company)

                        CONDENSED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                Three Months Ended        Nine Months Ended
                                   September 30,             September 30,
                                 2004         2003        2004         2003

    REVENUE:
    License fees                $25,173     $14,063      $54,049      $28,125
    Royalty from product
     sales                      145,208      95,807      442,369      275,663
    Reimbursed regulatory
     fees                            --          --           --           --
    Total revenue               170,381     109,870      496,418      303,788

    EXPENSES:
    Research and development   (305,626)   (239,760)    (810,379)    (675,900)
    General and
     administrative            (280,712)   (227,432)  (1,055,438)    (943,767)
    Total expenses             (586,338)   (467,192)  (1,865,817)  (1,619,667)

    INTEREST INCOME
     (EXPENSE) AND OTHER:        13,415     719,342   (1,118,353)     254,418

    Loss before income taxes   (402,542)    362,020   (2,487,752)  (1,061,461)

    Foreign Taxes               (49,518)         --      (49,518)     (82,520)

    NET LOSS                  $(452,060)   $362,020  $(2,537,270) $(1,143,981)

    BASIC INCOME (LOSS) PER
     SHARE                       $(0.03)      $0.03       $(0.15)      $(0.08)

    DILUTED INCOME (LOSS)
     PER SHARE                   $(0.03)      $0.03       $(0.15)      $(0.08)

    COMMON SHARES USED IN
    COMPUTING BASIC INCOME
    (LOSS) PER SHARE         17,811,450  13,654,949   17,318,360   13,581,236

    COMMON AND EQUIVALENT
    SHARES USED IN COMPUTING
    DILUTED INCOME (LOSS)
     PER SHARE               17,811,450  13,720,583   17,318,360   13,581,236


                                  BIOTIME, INC.
                          (A Development Stage Company)

                        CONDENSED STATEMENTS OF OPERATIONS
                                   (unaudited)
                                                         Period from Inception
                                                        (November 30, 1990) to
                                                            September 30, 2004

    REVENUE:
    License fees                                                   $2,596,236
    Royalty from product sales                                      1,513,654
    Reimbursed regulatory fees                                         34,379
    Total revenue                                                   4,144,269

    EXPENSES:
    Research and development                                      (24,447,405)
    General and administrative                                    (17,062,036)
    Total expenses                                                (41,509,441)

    INTEREST INCOME (EXPENSE) AND OTHER:                             (397,304)

    Loss before income taxes                                      (37,762,476)

    Foreign Taxes                                                    (132,038)

    NET LOSS                                                     $(37,894,514)


SOURCE  BioTime, Inc.
    -0-                             11/16/2004
    /CONTACT: Judith Segall, Vice President of Operations, The Office of the President of BioTime, Inc., +1-510-845-9535; or Investor/Analyst Information, Lasse Glassen of Financial Relations Board, +1-310-854-8313, lglassen@financialrelationsboard.com, for BioTime, Inc./
    /Web site:  http://www.biotimeinc.com /
    (BTX)

CO:  BioTime, Inc.
ST:  California
IN:  HEA MTC BIO
SU:  ERN